Exhibit 99.1

Ramaco Announces $100 Million Stock Repurchase Plan

LEXINGTON, Ky., Dec. 23, 2025 /PRNewswire/ -- Ramaco Resources, Inc. (NASDAQ: METC, METCB, “Ramaco” or the “Company”) today announced that the Board of Directors has authorized the initiation of a share repurchase program of up to $100 million of the currently outstanding shares of the Company’s Class A common stock over a period of 24 months. The Board also authorized the Company to enter into written trading plans under the Securities Exchange Act of 1934, as amended, to facilitate the repurchase of its common stock pursuant to its share repurchase program.

“We’re excited to introduce a share repurchase program as another means of returning capital to our shareholders, which we are introducing as a matter of good corporate governance” said Randall Atkins, Chairman and CEO of Ramaco. “With the closing of Ramaco’s previously-announced $600 plus million (before fees) in capital raises in the second half of 2025, we are well-positioned to pursue opportunities to unlock value and maximize shareholder returns. The share repurchase program highlights our confidence in our continued operational performance as well as financial strength.”

The shares may be repurchased by the Company from time to time in open market transactions, through block trades, in privately negotiated transactions or by other means in accordance with federal securities laws. The timing, as well as the number and value of shares repurchased under the program, will be determined by the Company at its discretion and will depend on a variety of factors, including management’s assessment of the intrinsic value of the Company’s common stock, the market price of the Company’s common stock, general market and economic conditions, available liquidity, compliance with the Company’s debt and other agreements, applicable legal requirements, and other considerations.

The Company intends to purchase shares under the repurchase program opportunistically with available funds while maintaining sufficient liquidity to fund its capital development program. The repurchase program does not obligate Ramaco to purchase stock, and may be suspended from time to time, modified, extended or discontinued by the Board of Directors at any time. Any stock purchased as part of this program will no longer be outstanding and will be available for future issuances by Ramaco.

ABOUT RAMACO RESOURCES

Ramaco Resources, Inc. is a dual platform critical mineral company that is both an operator and developer of high-quality, low-cost metallurgical coal in southern West Virginia and southwestern Virginia, and a developing producer of coal, rare earth and critical minerals in Wyoming. The Company’s executive offices are in Lexington, Kentucky, with operational offices in Charleston, West Virginia and Sheridan, Wyoming. The Company currently has four active metallurgical coal mining complexes in Central Appalachia and one coal mine and rare earth development near Sheridan, Wyoming in the initial stages of production.

In 2023, the Company announced that a major deposit of primary magnetic rare earths and critical minerals was discovered at its mine near Sheridan, Wyoming. Contiguous to the Wyoming mine, the Company currently operates a carbon research and pilot facility related to the development and production of advanced carbon products and materials derived from coal. In connection with these activities, it holds a body of roughly 76 intellectual property patents, pending applications, exclusive licensing agreements and various trademarks.

News and additional information about Ramaco Resources, including filings with the Securities and Exchange Commission, are available at https://www.ramacoresources.com. For more information, contact investor relations at (859) 244-7455.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Ramaco Resources’ expectations or beliefs concerning guidance, future events, anticipated revenue, future demand and production levels, macroeconomic trends, the development of ongoing projects, costs and expectations regarding operating results, and it is possible that the results described in this news release will not be achieved.

These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ramaco Resources’ control, which could cause actual results to differ materially from the results discussed in the forward-looking statements.

These factors include, without limitation, unexpected delays in our current mine development activities, the ability to successfully increase production at our existing met coal complexes in accordance with the Company’s growth initiatives, failure of our sales commitment counterparties to perform, increased government regulation of coal in the United States or internationally, the impact of tariffs imposed by the United States and foreign governments, the further decline of demand for coal in export markets and underperformance of the railroads, the Company’s ability to successfully develop the Brook Mine rare earth elements and critical minerals project, including whether the Company’s exploration target and estimates for such mine are realized, the timing of the initial production of rare earth concentrates, the development of a pilot and ultimately a full scale commercial processing facility. Mineral resources are not mineral reserves and do not meet the threshold for reserve modifying factors, such as estimated economic viability, that would allow for conversion to mineral reserves. There is no certainty that any part of the estimated mineral resources at Brook Mine will be converted into mineral reserves in the future. Rare earth and critical minerals is a new initiative for us and, as such, has required and will continue to require us to make significant investments to build out our rare earth capabilities.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ramaco Resources does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ramaco Resources to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Ramaco Resources’ filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The risk factors and other factors noted in Ramaco Resources’ SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

POINT OF CONTACT

INVESTOR RELATIONS: info@ramacometc.com or 859-244-7455